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                                                                       Exhibit 4
                            BIOSPHERICS INCORPORATED
                         NONQUALIFIED STOCK OPTION PLAN

                                February 7, 1996

                                     Part I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


          THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT").


          This document, and the Form S-8 registration statement, including the documents incorporated by reference in the Form S-8 registration statement, constitute the prospectus (the "Prospectus") satisfying the requirements of Securities Act Section 10(a) pursuant to Rule 428. The following statements include summaries of certain provisions of the Biospherics Incorporated Nonqualified Stock Option Plan (the "Plan"). These statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the Plan, a copy of which is attached as an exhibit to the Form S-8 registration statement and is incorporated herein by reference.


Item 1.   Plan Information

(a)  GENERAL PLAN INFORMATION

     Registrant:  BIOSPHERICS INCORPORATED (the "Company")

     Title of Plan: BIOSPHERICS INCORPORATED NONQUALIFIED
                    STOCK OPTION PLAN

          This information relates to shares of common stock, $.01 par value per share (the "Common Stock"), which may be issued from time to time by the Company under the Plan.

          The purpose of the Plan is to advance the interest of the Company by providing selected key employees of the Company with an additional incentive to promote its success and to encourage them to remain in the employ of the Company.

          The Plan, unless sooner terminated at the discretion of the Board of Directors of the Company (the "Directors"), shall terminate at the close of business on May 14, 1997. Options to purchase shares of Common Stock which are outstanding on the date of such termination shall not be


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affected by such termination and shall expire in accordance with their terms.

          The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

          Participants may obtain additional information concerning the Plan by contacting Richard C. Levin, Vice President, Biospherics Incorporated, 12501 Indian Creek Court, Beltsville, Maryland 20705, telephone number (301) 419-3900. To the extent necessary, Mr. Levin will forward appropriate inquiries to the Compensation Committee which also acts as a stock option committee (the "Committee") as set forth in the Plan. The Plan is administered by the Committee which is comprised of two or more Directors who qualify as "disinterested persons" under applicable law. The members of the Committee serve at the discretion of the Directors. The Committee may establish such rules, regulations or other provisions not inconsistent with the provisions of the Plan as it may deem advisable.

(b)  SECURITIES TO BE OFFERED

          Title of and amount of securities to be offered pursuant to the Plan:
Up to 2,200,000 shares of $.01 par value Common Stock; only 400,000 of such shares of Common Stock are being registered pursuant to the Form S-8 registration statement and are covered by this Prospectus.

(c)  EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN

          All employees of the Company are eligible to participate in the Plan. The Committee has the sole and exclusive right to select those employees who will participate in the Plan and receive options to purchase the Common Stock thereunder ("Options").

(d)  ISSUANCE OF SECURITIES PURSUANT TO THE PLAN

          Options may be granted by the Committee, in its discretion, at varying exercise prices which may not be less than 50% of the fair market value of the underlying shares of Common Stock on the date the Option is granted.

          The term of each Option shall be fixed by the Committee in its discretion provided that the term shall never be more than five years and one month from the date on which the Option is granted.

          Options may be subject to such terms and conditions in addition to those set forth in the Plan as are determined from time to time by the Committee. The Plan further provides that Options outstanding at the time of any change of control of the Company will become immediately exercisable notwithstanding any contrary vesting provisions contained therein.


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          Upon exercise of an Option, the purchase price for the underlying shares of Common Stock may be paid, at the election of the employee exercising the Option, in cash, by the delivery of shares of Common Stock having a fair market value equal to the purchase price or partly in cash and partly in shares of such Common Stock. Fair market value for this purpose will be determined based on the closing price of the shares of Common Stock on the business day immediately preceding the day on which the Option is exercised. Shares of Common Stock obtained by the exercise of an Option may not be used as payment for the purchase of additional shares of Common Stock under the Plan unless more than six months have elapsed since such shares were first acquired.

          All shares of Common Stock issued under the Plan shall be issued by the Company.

(e)  RESALE RESTRICTIONS

          Affiliates of the Company, as defined in Rule 405 of the rules adopted pursuant to the Securities Act of 1933 (the "Act"), may not use this Prospectus for reoffers and resales of shares of Common Stock acquired under this Plan. Such affiliates may offer or resell their shares of Common Stock only in compliance with Rule 144 of the Act, pursuant to a separate prospectus or pursuant to an exemption from registration under the Act.

(f)  TAX EFFECTS OF PLAN PARTICIPATION

          Under existing Federal income tax provisions, an employee who receives an Option will not normally recognize any income, nor will the Company normally receive any deduction, in the year the Option is granted.

          When an Option is exercised, the employee will normally recognize ordinary income equal to the difference between the aggregate purchase price of the shares of Common Stock for which the Option is exercised and the aggregate fair market value of such shares of Common Stock on the exercise date, and the Company will normally be entitled to a deduction in the year in which the Option is exercised equal to the amount the employee is required to treat as ordinary income.

          If the exercise price of an Option is paid by surrender of previously owned shares of Common Stock, the basis of the previously owned shares shall normally be carried over to the shares acquired by exercise of the Option.

          The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

(g)  INVESTMENT OF FUNDS

          Not applicable.


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(h)  WITHDRAWAL FROM THE PLAN; ASSIGNMENT OF INTEREST

          Not applicable.

(i)  FORFEITURE AND PENALTIES

          Options shall not be transferrable or assignable other than by will or the laws of decent or distribution as set forth below.
          Options which have not been exercised as of the date an employee terminates employment with the Corporation shall be forfeited by such employee; provided, however, in the event of the death of the employee, the Committee may, in its sole discretion, permit a deceased employee's personal representatives or estate to exercise the Option within 30 days of the date of death.

(j)  CHARGES AND DEDUCTIONS AND LIENS THEREFOR

          Not applicable.

Item 2.   Registrant Information and Employee Plan Annual Information

          The Company will provide employees, without charge, upon written or oral request, copies of any of the documents incorporated by reference in Item 3 of the Form S-8 registration statement filed by the Company, which documents are further incorporated herein by reference, as well as any other documents required to be delivered to employees.

          Request for copies should be made to Richard C. Levin, Vice President, Biospherics Incorporated, 12501 Indian Creek Court, Beltsville, Maryland 20705, telephone number (301) 419-3900.


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